Exhibit 99.5

CONSENT OF DIRECTOR-NOMINEE PURSUANT TO RULE 438

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form S-4 (No. 333-271168), to which this consent is an exhibit, filed by BGC Group, Inc. (“BGC Group”) with the U.S. Securities and Exchange Commission, and all amendments (including post-effective amendments) thereto (the “Registration Statement”) and any consent solicitation statement and/or prospectus contained therein and any amendment or supplement thereto, as a person who is to become a director of BGC Group, effective immediately upon the consummation of the transactions contemplated by that certain Corporate Conversion Agreement, dated as of November 15, 2022, as amended on March 29, 2023 (as it may further be amended from time to time), by and among BGC Partners, Inc., a Delaware corporation, and BGC Holdings, L.P., a Delaware limited partnership, along with certain other affiliated entities, and to the filing of this consent as an exhibit to the Registration Statement.

Date: May 23, 2023

Sincerely,

/s/ David P. Richards
David P. Richards